Exhibit 99.1

Sovos Brands Reports First Quarter 2023 Financial Results

Continued Volume-Led Growth Driven by Rao’s Provides Strong Start to Fiscal 2023

Raising Full Year Net Sales and Adjusted EBITDA Guidance

Louisville, Colo., May 10, 2023 (GLOBE NEWSWIRE) – Sovos Brands, Inc. (“Sovos Brands” or the “Company”) (Nasdaq: SOVO), one of the fastest-growing food companies of scale in the United States, today reported financial results for its first quarter ended April 1, 2023.

Highlights:

●	Net sales of $252.8 million increased 20.4% year-over-year
●	Organic net sales growth of 26.7% was driven by 15.6% volume and 11.1% pricing growth[1]
●	Rao’s net sales of $189.2 million exceeded expectations, increasing 37.7% year-over-year, continuing its rapid march towards annual net sales of $1 billion and beyond
o	Rao’s sauce dollar consumption increased 21.5% versus the prior year driven by 21.9% distribution growth and a 120-basis point increase in household penetration to 12.9%[2]
o	Rao’s sauce achieved #1 dollar share in the food channel in Q1 for the first time[2]
o	Rao’s franchise outside of sauce – frozen, soup, and pasta – grew combined dollar consumption 46.4% year-over-year[2]
●	Gross margin increased 230-basis points to 28.0%; Adjusted gross margin increased 210-basis points to 28.1%
●	Net income was $7.8 million or $0.08 per diluted share; adjusted net income[3] was $18.1 million or $0.18 per diluted share
●	Adjusted EBITDA[3] of $36.0 million grew 30.2% year-over-year
●	Marketing and R&D increased a combined 26.9% year-over-year
●	Raising fiscal 2023 guidance for net sales to $935-$955 million and adjusted EBITDA to $136-$141 million

“Sovos Brands delivered another exceptional quarter, with 27% volume-led organic net sales growth and 30% adjusted EBITDA growth,” commented Todd Lachman, President and Chief Executive Officer. “We are updating our guidance to reflect the continued strong momentum we are seeing in the Rao’s Megabrand, which meaningfully outperformed our expectations in Q1 while achieving the largest quarterly household penetration gain in three years. We’re also thrilled to report that Rao’s sauce achieved the #1 share in the food channel in the quarter for the first time ever. We will continue to invest in brand building, talent and capabilities to support our sector-leading growth and maximize long-term shareholder value.”

Summary of Reported (GAAP) and Adjusted3 First Quarter 2023 Results

	13 Weeks Ended	13 Weeks Ended
	April 1, 2023	March 26, 2022	Change
Net sales ($ millions)	$252.8	$209.9	20.4%
Net income ($ millions)	$7.8	$4.1	93.4%
Net income margin (%)	3.1%	1.9%	120	bps
Adjusted net income[3]	$18.1	$13.8	31.5%
Diluted EPS	$0.08	$0.04	100.0%
Adjusted diluted EPS[3]	$0.18	$0.14	28.6%
Adjusted EBITDA[3]($ millions)	$36.0	$27.6	30.2%
Adjusted EBITDA margin[3](%)	14.2%	13.2%	100	bps

Summary of Reported and Organic1 YoY Net Sales Growth

	13 Weeks Ended April 1, 2023
	Reported Net Sales	M&A		Organic Net Sales	Organic Net Sales Growth Key Drivers
	% Change	Contribution		% Change[1]	Volume	Price
Rao’s	37.7%		%	37.7%
noosa	8.2%		%	8.2%
Michael Angelo’s	(5.6)%		%	(5.6)%
Total Net Sales	20.4%	6.3%		26.7%	15.6%	11.1%

First Quarter 2023 Results

Net sales of $252.8 million represented a year-over-year increase of $42.9 million, or 20.4%. Organic net sales growth1 of 26.7% was driven by 15.6% volume and 11.1% price. Results reflect better-than-expected performance from the Rao’s Megabrand and a strong quarter for noosa, which generated 37.7% and 8.2% growth, respectively. Rao’s net sales growth was primarily attributable to strong consumption growth, which accelerated throughout the quarter, benefitting from substantial household penetration gains as a result of accelerated distribution growth and stepped-up brand-building investments.

Gross profit of $70.8 million increased by $16.9 million or 31.4% versus the prior year period. Gross margin was 28.0% versus 25.7% in the prior year period. Adjusted gross profit3 of $71.1 million increased by $16.6 million or 30.4% versus the prior year period supported by volume growth, pricing and productivity. Adjusted gross margin3 was 28.1%, reflecting a 210-basis point increase versus the prior year period, benefitting from pricing and productivity, as well as favorable mix driven by sauce growth.

Total operating expenses of $49.4 million increased by $8.3 million or 20.1% versus the prior year period. Adjusted operating expenses3 of $38.0 million increased by $8.4 million, or 28.3%, versus the prior year period, reflecting 26.9% year-over-year growth of combined marketing and R&D investments along with further support for our talent and capabilities.

Net interest expense was $8.7 million compared to $6.0 million in the prior year period due to higher interest rates.

Net income was $7.8 million, 3.1% of net sales, or $0.08 per diluted share. This compared to net income of $4.1 million, or $0.04 per diluted share in the prior year period. Adjusted net income3 was $18.1 million, or $0.18 per diluted share, as compared to adjusted net income of $13.8 million or $0.14 per diluted share in the prior year period.

Adjusted EBITDA3 of $36.0 million increased $8.3 million or 30.2% versus the prior year period, inclusive of substantially higher combined marketing and R&D, up 26.9% year-over-year. Adjusted EBITDA margin3 was 14.2% versus 13.2% in the prior year period.

Balance Sheet and Cash Flow Highlights

As of April 1, 2023, cash and cash equivalents were $153.6 million and total debt was $482.7 million, resulting in a net debt to last twelve months adjusted EBITDA3 ratio of 2.6x.

Cash from operating activities was $17.2 million in the first quarter, a $6.0 million increase as compared to $11.2 million in the prior year. Higher cash flow was driven by strong net sales growth, margin expansion and improved working capital. Capital expenditures were $2.2 million in the quarter.

Fiscal 2023 Outlook

The Company is raising its previously provided guidance ranges for net sales and adjusted EBITDA3.

Net sales	$935-$955 million
Adjusted EBITDA	$136-$141 million

Guidance reflects 14% to 17% organic net sales growth1 as compared to fiscal 2022 organic net sales of $818.9 million, set forth below, and adjusted EBITDA3 growth of 13% to 18%.

Net Sales
(In millions)	Fiscal Year 2022
Reported Net Sales	$878.4
Less:
53rd Week[4]	(18.3)
Divestiture[5]	(41.2)
Organic Net Sales	$818.9

Sovos Brands cannot provide a reconciliation between its forecasted adjusted EBITDA3 and a forecasted net income without unreasonable effort due to the inherent difficulty of forecasting and providing reliable estimates for certain adjustment items. These items may reside outside of the Company’s control and vary greatly between periods and could significantly impact future financial results. For more information regarding the use of non-GAAP measures, please see the discussion provided under Non-GAAP Financial Information in this press release and the Company’s public filings.

Footnotes:

(1) Organic net sales and organic net sales growth are defined as reported net sales or reported net sales growth excluding, when they occur, the impact of a 53rd week of shipments, acquisitions and divestitures. For discussions of fiscal 2023 results and guidance, organic net sales growth excludes the impact of the Birch Benders divestiture and the 53rd week in the prior year.

(2) Source: Market performance refers to dollar sales and unit growth rates as reported by Circana MULO in the 13-week period ended April 2, 2023. Household penetration refers to data reported by Circana All Outlet for the 52-week period ended April 2, 2023 compared to the 52-week period ended March 20, 2022.

(3) Adjusted gross profit, adjusted gross margin, adjusted operating expense, adjusted operating income, EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted net income, and adjusted diluted EPS are non-GAAP measures. For additional information, including a reconciliation of adjusted results to the most directly comparable measures presented in accordance with GAAP, see the Non-GAAP Financial Information and Reconciliation of Non-GAAP Financial Measures sections of this release.

(4) Reflects net sales generated by the Rao’s, Michael Angelo’s and noosa brands in the 53rd week of Fiscal 2022.

(5) Reflects net sales for the Birch Benders brand generated in the 53 weeks ended December 31, 2022.

Earnings Conference Call Details

The Sovos Brands management team will host a conference call and webcast at 4:30 p.m. ET today to discuss the results. The webcast will be available on the Investor Relations section of the Company’s website at ir.sovosbrands.com. Those interested in participating in the live call can dial 1-877-704-4453 or 1-201-389-0920. The webcast will be archived and available for replay.

About Sovos Brands, Inc.

Sovos Brands, Inc. is a consumer-packaged food company focused on acquiring and building disruptive growth brands that bring today’s consumers great tasting food that fits the way they live. The Company’s product offerings include a variety of pasta sauces, dry pasta, soups, frozen entrées, frozen pizza and yogurts, all of which are sold in North America under the brand names Rao’s, Michael Angelo’s and noosa. All Sovos Brands’ products are built with authenticity at their core, providing consumers with one-of-a-kind food experiences that are genuine, delicious, and unforgettable. The Company is headquartered in Louisville, Colorado. For more information on Sovos Brands and its products, please visit www.sovosbrands.com.

Contacts

Investors:

Joshua Levine
IR@sovosbrands.com

Media:

Lauren Armstrong

media@sovosbrands.com

Non-GAAP Financial Information

In addition to the Company’s results which are determined in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company believes the following non-GAAP measures presented in this press release and/or discussed on the related teleconference call are useful in evaluating its operating performance: EBITDA, Adjusted EBITDA, EBITDA margin, Adjusted EBITDA margin, adjusted gross profit, adjusted operating expenses, adjusted operating income, adjusted income tax (expense), adjusted effective tax rate, adjusted net income, and diluted earnings per share from adjusted net income. We define EBITDA as net income (loss) before net interest expense, income tax (expense) benefit, depreciation and amortization. We define Adjusted EBITDA as EBITDA adjusted for non-cash equity-based compensation costs, non-recurring costs, gain (loss) on foreign currency contracts, supply chain optimization costs, impairment of goodwill, transaction and integration costs and IPO readiness costs. EBITDA margin is determined by calculating the percentage EBITDA is of net sales. Adjusted EBITDA margin is determined by calculating the percentage Adjusted EBITDA is of net sales. Adjusted gross profit, adjusted operating expenses, adjusted operating income, adjusted income tax (expense) and adjusted effective tax rate, and adjusted net income consists of gross profit, total operating expenses, operating income (loss), reported income tax (expense) benefit, reported effective tax rate and net income (loss) before non-cash equity-based compensation costs, non-recurring costs, gain (loss) on foreign currency contracts, supply chain optimization costs, impairment of goodwill, transaction and integration costs, IPO readiness costs, acquisition amortization and tax-related adjustments that we do not consider in our evaluation of our ongoing operating performance from period to period as discussed further below. Diluted earnings per share from adjusted net income is determined by dividing adjusted net income by the weighted average diluted shares outstanding. Non-GAAP financial measures are included in this release because they are key metrics used by management to assess our operating performance. Management believes that non-GAAP financial measures are helpful in highlighting performance trends because non-GAAP financial measures eliminate non-recurring and unusual items and non-cash expenses, which we do not consider indicative of ongoing operational performance. Our presentation of non-GAAP financial measures should not be construed to imply that our future results will be unaffected by these items. By providing these non-GAAP financial measures, management believes we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives.

EBITDA, Adjusted EBITDA, EBITDA margin, Adjusted EBITDA margin, adjusted gross profit, adjusted operating expenses, adjusted operating income, adjusted income tax (expense), adjusted effective tax rate, adjusted net income and diluted earnings per share from adjusted net income are not defined under GAAP. Our use of the terms EBITDA, Adjusted EBITDA, EBITDA margin, Adjusted EBITDA margin, adjusted gross profit, adjusted operating expenses, adjusted operating income, adjusted income tax (expense), adjusted effective tax rate, adjusted net income and diluted earnings per share from adjusted net income may not be comparable to similarly titled measures of other companies in our industry and are not measures of performance calculated in accordance with GAAP. Our presentation of non-GAAP financial measures is intended to provide supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. Non-GAAP financial measures should not be considered as alternatives to operating income (loss), net income (loss), earnings (loss) per share, net sales or any other performance measures derived in accordance with GAAP, or as measures of operating cash flows or liquidity.

Forward-Looking Statements

This press release and the earnings call referencing this press release contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to statements regarding Sovos Brands’ market opportunity, anticipated growth, and future financial performance, including management’s outlook for the fiscal year ending December 30, 2023 and longer-term. These forward-looking statements are based on Sovos Brands’ current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions, and changes in circumstances that may cause Sovos Brands’ actual results, performance, or achievements to differ materially from those expressed or implied in any forward-looking statement.

The risks and uncertainties referred to above include regional, national or global political, economic, business, competitive, market and regulatory conditions and the following: adverse consequences of the actions of the major retailers, wholesalers, distributors and mass merchants on which we rely, including if they give higher priority to other brands or products, take steps to maintain or improve their margins by, among other things, raising the on-shelf prices of our products or imposing surcharges on us, or if they perform poorly or declare bankruptcy; our dependence on third-party distributors and third-party co-packers, including one co-packer for the substantial majority of our Rao’s Homemade sauce products; inflation, including our vulnerability to decreases in the supply of and increases in the price of raw materials, packaging, fuel, labor, manufacturing, distribution and other costs, and our inability to offset increasing costs through cost savings initiatives or pricing; supply disruptions, including increased costs and potential adverse impacts on distribution and consumption; our inability to expand household penetration and successfully market our products; competition in the packaged food industry and our product categories; consolidation within the retail environment may allow our customers to demand lower pricing, increased promotional programs and increased deductions and allowances, among other items; our inability to successfully introduce new products or failure of recently launched products to meet expectations or remain on-shelf; our inability to accurately forecast pricing elasticities and the resulting impact on volume growth and/or distribution gains; failure by us or third-party co-packers or suppliers of raw materials to comply with labeling, food safety, environmental or other laws or regulations, or new laws or regulations; our vulnerability to the impact of severe weather conditions, natural disasters and other natural events such as herd, flock and crop diseases on our manufacturing facilities, co-packers or raw material suppliers; our inability to effectively manage our growth; geopolitical tensions, including relating to Ukraine; the COVID-19 pandemic and associated effects; our inability to maintain our workforce; our inability to identify, consummate or integrate new acquisitions or realize the projected benefits of acquisitions; erosion of the reputation of one or more of our brands; our inability to protect ourselves from cyberattacks; failure to protect, or litigation involving, our tradenames or trademarks and other rights; fluctuations in currency exchange rates could adversely affect our results of operations and cash flows; our ability to effectively manage interest rate risk, including through the use of hedges and other strategies or financial products; the effects of climate change and adherence to environmental, social and governance demands; a change in assumptions used to value our goodwill or our intangible assets, or the impairment of our goodwill or intangible assets; our level of indebtedness under our First Lien Credit Agreement, which as of April 1, 2023 was $480.8 million, and our duty to comply with covenants under our First Lien Credit Agreement; and the interests of our majority stockholder may differ from those of public stockholders.

These risks and uncertainties are more fully described in Sovos Brands’ filings with the Securities and Exchange Commission (the “SEC”), including in the section entitled “Risk Factors” in its Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and other filings and reports that Sovos Brands may file from time to time with the SEC. Moreover, Sovos Brands operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for management to predict all risks, nor can Sovos Brands assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements Sovos Brands may make. In light of these risks, uncertainties and assumptions, Sovos Brands cannot guarantee that future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. Forward-looking statements represent managements’ beliefs and assumptions only as of the date of this press release. Sovos Brands disclaims any obligation to update forward-looking statements except as required by law.

SOVOS BRANDS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except for share and per share data)

(Unaudited)

	13 Weeks Ended	13 Weeks Ended
	April 1, 2023	March 26, 2022
Net sales	$252,791	$209,933
Cost of sales	181,979	156,025
Gross profit	70,812	53,908
Operating expenses:
Selling, general and administrative	43,414	33,915
Depreciation and amortization	5,980	7,203
Total operating expenses	49,394	41,118
Operating income	21,418	12,790
Interest expense, net	8,701	6,022
Income before income taxes	12,717	6,768
Income tax (expense)	(4,871)	(2,711)
Net income	$7,846	$4,057
Earnings per share:
Basic	$0.08	$0.04
Diluted	$0.08	$0.04
Weighted average shares outstanding:
Basic	101,186,223	100,892,547
Diluted	101,507,696	101,262,103

SOVOS BRANDS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

(Unaudited)

	April 1, 2023	December 31, 2022
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$153,638	$138,654
Accounts receivable, net	93,447	87,695
Inventories, net	86,727	92,602
Prepaid expenses and other current assets	12,382	11,974
Total current assets	346,194	330,925
Property and equipment, net	63,275	64,317
Operating lease right-of-use assets	12,724	13,332
Goodwill	395,399	395,399
Intangible assets, net	345,941	351,547
Other long-term assets	2,485	3,279
TOTAL ASSETS	$1,166,018	$1,158,799

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$55,349	$49,264
Accrued expenses	57,679	69,571
Current portion of long-term debt	94	99
Current portion of long-term operating lease liabilities	3,365	3,308
Total current liabilities	116,487	122,242
Long-term debt, net of debt issuance costs	482,580	482,344
Deferred income taxes	64,269	63,644
Long-term operating lease liabilities	13,204	14,063
Other long-term liabilities	517	483
TOTAL LIABILITIES	677,057	682,776

STOCKHOLDERS’ EQUITY:
Preferred Stock	—	—
Common Stock	101	101
Additional paid-in-capital	583,172	577,664
Accumulated deficit	(95,445)	(103,291)
Accumulated other comprehensive income	1,133	1,549
TOTAL STOCKHOLDERS’ EQUITY	488,961	476,023
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,166,018	$1,158,799

SOVOS BRANDS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(Unaudited)

	13 Weeks Ended
	April 1, 2023	March 26, 2022
Operating activities
Net income	$7,846	$4,057
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,469	9,555
Equity-based compensation expense	5,508	4,087
Gain on foreign currency contracts	(133)	—
Non-cash interest expense	164	—
Deferred income taxes	758	306
Amortization of debt issuance costs	316	316
Non-cash operating lease expense	608	603
Provision for excess and obsolete inventory	836	484
Other	—	(6)
Changes in operating assets and liabilities:
Accounts receivable, net	(5,752)	(12,065)
Inventories, net	5,039	1,275
Prepaid expenses and other current assets	(4,209)	(1,043)
Other long-term assets	(45)	(10)
Accounts payable	6,437	4,896
Accrued expenses	(7,897)	(538)
Other long-term liabilities	34	10
Operating lease liabilities	(802)	(728)
Net cash provided by operating activities	17,177	11,199
Investing activities
Purchases of property and equipment	(2,173)	(7,180)
Net cash (used in) investing activities	(2,173)	(7,180)
Financing activities
Repayments of capital lease obligations	(20)	(24)
Net cash (used in) financing activities	(20)	(24)
Net increase in cash and cash equivalents	14,984	3,995
Cash and cash equivalents at beginning of period	138,654	66,154
Cash and cash equivalents at end of period	$153,638	$70,149

SOVOS BRANDS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited)

	13 Weeks Ended		13 Weeks Ended
(In thousands)	April 1, 2023	% of Net sales	March 26, 2022	% of Net sales
Net income (1)	$7,846	3.1%	$4,057	1.9%
Interest expense, net	8,701	3.4	6,022	2.9
Income tax (expense)	(4,871)	(1.9)	(2,711)	(1.3)
Depreciation and amortization	8,469	3.4	9,555	4.6
EBITDA(1)	29,887	11.8	22,345	10.6
Non-cash equity-based compensation(2)	5,508	2.2	4,087	1.9
Non-recurring costs(3)	227	0.1	377	0.2
Gain on foreign currency contracts(4)	(133)	(0.1)	—	0.0
Supply chain optimization(5)	128	0.1	592	0.3
Transaction and integration costs(6)	338	0.1	—	0.0
Initial public offering readiness(7)	—	0.0	220	0.1
Adjusted EBITDA(1)	$35,955	14.2%	$27,621	13.2%

(1)
Net income as a percentage of net sales is also referred to as net income margin. EBITDA and Adjusted EBITDA as a percentage of net sales are also referred to as EBITDA margin and Adjusted EBITDA margin.
(2)
Consists of non-cash equity-based compensation expense associated with the grant of equity-based compensation provided to officers, directors and employees.
(3)
Consists of costs for professional fees related to organizational optimization and capital markets activities.
(4)
Consists of unrealized gain on foreign currency contracts.
(5)
Consists of write-downs associated with packaging optimization and a strategic initiative to move co-packaging production from an international supplier to a domestic supplier.
(6)
Consists of costs associated with the divestiture of the Birch Benders brand and certain related assets, and costs associated with a potential transaction.
(7)
Consists of costs associated with building the organizational infrastructure to support a public company environment.

SOVOS BRANDS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited)

			13 Weeks Ended
(In thousands, except share and per share data)	April 1, 2023
	Gross profit	Operating expenses	Operating income	Interest expense, net	Income tax (expense)	Net income
As reported (GAAP)	$70,812	$49,394	$21,418	$8,701	$(4,871)	$7,846
Adjustments:
Non-cash equity-based compensation(1)	—	(5,508)	5,508	—	—	5,508
Non-recurring costs(2)	—	(227)	227	—	—	227
Gain on foreign currency contracts(3)	—	133	(133)	—	—	(133)
Supply chain optimization(4)	128	—	128	—	—	128
Transaction and integration costs(5)	150	(188)	338	—	—	338
Acquisition amortization(7)	—	(5,606)	5,606	—	—	5,606
Tax effect of adjustments(8)	—	—	—	—	(1,377)	(1,377)
One-time tax (expense) items(9)	—	—	—	—	(21)	(21)
As adjusted	$71,090	$37,998	$33,092	$8,701	$(6,269)	$18,122

As adjusted (% of net sales)	28.1%	15.0%	13.1%	3.4%	(2.5)%	7.2%

Earnings per share:
Diluted						0.08
Adjusted Diluted						0.18
Weighted average shares outstanding:
Diluted for net income						101,507,696
Diluted for adjusted net income						101,507,696

SOVOS BRANDS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited)

			13 Weeks Ended
(In thousands, except share and per share data)	March 26, 2022
	Gross profit	Operating expenses	Operating income	Interest expense, net	Income tax (expense)	Net income
As reported (GAAP)	$53,908	$41,118	$12,790	$6,022	$(2,711)	$4,057
Adjustments:
Non-cash equity-based compensation(1)	—	(4,087)	4,087	—	—	4,087
Non-recurring costs(2)	—	(377)	377	—	—	377
Supply chain optimization(4)	592	—	592	—	—	592
Initial public offering readiness(6)	—	(220)	220	—	—	220
Acquisition amortization(7)	—	(6,809)	6,809	—	—	6,809
Tax effect of adjustments(8)	—	—	—	—	(2,360)	(2,360)
As adjusted	$54,500	$29,625	$24,875	$6,022	$(5,071)	$13,782

As adjusted (% of net sales)	26.0%	14.1%	11.8%	2.9%	(2.4)%	6.6%

Earnings per share:
Diluted						0.04
Adjusted Diluted						0.14
Weighted average shares outstanding:
Diluted for net income						101,262,103
Diluted for adjusted net income						101,262,103

(1)	Consists of non-cash equity-based compensation expense associated with the grant of equity-based compensation provided to officers, directors and employees.
(2)	Consists of costs for professional fees related to organizational optimization and capital markets activities.
(3)	Consists of unrealized gain on foreign currency contracts.
(4)	Consists of write-downs associated with packaging optimization and a strategic initiative to move co-packaging production from an international supplier to a domestic supplier.
(5)	Consists of costs associated with the divestiture of the Birch Benders brand and certain related assets and costs associated with a potential transaction.
(6)	Consists of costs associated with building the organizational infrastructure to support a public company environment.
(7)	Amortization costs associated with acquired trade names and customer lists.
(8)	Tax effect was calculated using the Company's adjusted annual effective tax rate.
(9)	Represents the removal of the tax effect of impairment of goodwill, removal for remeasurement of deferred taxes related to intangibles for changes in deferred rate, the removal of the tax effect of non-deductible transaction costs and the removal of the excess tax benefits related to equity-based compensation vesting.

SOVOS BRANDS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited)

	13 Weeks Ended	13 Weeks Ended
(In thousands)	April 1, 2023	March 26, 2022
Reported income tax (expense)	$(4,871)	$(2,711)
Non-recurring costs(1)	(55)	—
Supply chain optimization(2)	(31)	—
Transaction and integration costs(3)	—	(416)
Initial public offering readiness(4)	—	(349)
Acquisition amortization(5)	(1,312)	(1,595)
Adjusted income tax (expense)	$(6,269)	$(5,071)

Reported effective tax rate	38.3%	40.0%
Non-recurring costs(1)	(0.5)	—
Supply chain optimization(2)	(0.3)	—
Transaction and integration costs(3)	—	(2.3)
Initial public offering readiness(4)	—	(1.9)
Acquisition amortization(5)	(11.8)	(8.9)
Adjusted effective tax rate	25.7%	26.9%

(1)	Tax effect adjustment of professional fees related to organizational optimization and costs for capital markets activities.
(2)	Tax effect adjustments of write-downs associated with packaging optimization and a strategic initiative to move co-packaging production from an international supplier to a domestic supplier.
(3)	Tax effect adjustment of costs associated with the divestiture of the Birch Benders brand and certain related assets and costs associated with a potential transaction.
(4)	Tax effect adjustment of costs associated with building the organizational infrastructure to support a public company environment.
(5)	Tax effect adjustment of amortization costs associated with acquired trade names and customer lists.